Exhibit 10.3

AMENDMENT 2009-3
to the
MARLIN BUSINESS SERVICES CORP.
2003 EQUITY COMPENSATION PLAN, AS AMENDED

WHEREAS, the Marlin Business Services Corp. (the “Company”) maintains the Marlin Business Services Corp. 2003 Equity Compensation Plan, as amended (the “Plan”), for the benefit of eligible employees of the Company and its subsidiaries, non-employee directors, consultants and advisors;

WHEREAS, since the adoption of the Plan, shares of the Company’s Common Stock, par value $0.01 per share, have been issued to eligible participants consistent with the terms and conditions of the Plan; and

WHEREAS, the Board of Directors of the Company desires to amend the Plan to increase the maximum aggregate number of shares of the Corporation’s stock that may be subject to grants made under the Plan to any individual during the 2010 calendar year to 300,000 shares if the shareholders approve a one-time option exchange program.

NOW, THEREFORE, in accordance with the foregoing, effective upon approval by the Company’s shareholders at the 2009 Annual Meeting, the Plan is hereby amended as follows:

1.           The last sentence of Section 3(a) of the Plan, as amended pursuant to Amendment 2009-1 to the Plan, is hereby amended in its entirety to read as follows:

“The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 200,000 shares, subject to adjustment as described below; provided, however, if the shareholders approve the one-time option exchange program at the 2009 Annual Meeting, the maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during the 2010 calendar year shall be 300,000 shares, subject to adjustment as described below, provided that no more than 200,000 of these shares, subject to adjustment as described below, may be issued pursuant to grants to any individual outside the option exchange program.”

2.           In all respects not amended, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, to record the adoption of this Amendment 2009-3 to the Plan, the Company has caused the execution of this instrument on this 28th day of October, 2009.

Attest:                                                                                     MARLIN BUSINESS SERVICES CORP.

________________                                                           By: ______________________
Title: